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                                                             EXHIBITS 5 AND 23.1


             GRAHAM & JAMES LLP/RIDDELL WILLIAMS P.S.
                 1001 4th Avenue Plaza, Suite 4500
                     Seattle, Washington 98154


December 20, 1996

Redhook Ale Brewery, Incorporated
3400 Phinney Avenue North
Seattle, Washington  98103


Re:   Form S-8 Registration Statement

Dear Ladies and Gentlemen:

      We have acted as counsel to Redhook Ale Brewery, Incorporated (the "Company") in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), which the Company will file with the Securities and Exchange Commission, with respect to the following shares of Common Stock of the Company (the "Shares"):

      (a) 500,000 shares issuable upon exercise of options, or pursuant to the terms of any stock appreciation rights, restricted stock awards or stock units to be granted under the Redhook Ale Brewery, Incorporated 1992 Stock Incentive Plan, as amended (the "Incentive Plan"); and

      (b) 100,000 shares issuable upon exercise of options to be granted under the Amended and Restated Redhook Ale Brewery, Incorporated Directors Stock Option Plan, as amended (the "Directors Plan").

      We have examined the Registration Statement and such other documents and records as we have deemed relevant and necessary for the purpose of this opinion.

      Based upon and subject to the foregoing, we are of the opinion that the Shares issuable upon exercise of options, or pursuant to the terms of any stock appreciation rights, restricted stock awards or stock units to be granted under the Incentive Plan and that the Shares issuable upon exercise of the options to be granted under the Directors Plan will,
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upon due execution by the Company and the registration by its registrars of the certificates for the Shares and issuance thereof by the Company and receipt by the Company of the consideration therefor in accordance with the terms of the respective Plans, be validly issued, fully paid and nonassessable.

      We note that a member of our firm is the Secretary of the Company, and that certain members of our firm are the beneficial owners of 85,450 shares of Common Stock of the Company.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.


Very truly yours,



Benjamin F. Stephens
      of
GRAHAM & JAMES LLP/RIDDELL WILLIAMS P.S.